Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Ventas, Inc. and to the incorporation by reference therein of our report dated February 23, 2015, with respect to the consolidated financial statements of AHS Medical Holdings LLC included in the Current Report on Form 8-K/A of Ventas, Inc. filed with the U.S. Securities and Exchange Commission dated September 1, 2015.

/s/ Ernst & Young LLP

Nashville, Tennessee

January 14, 2016